                                                                 Exhibit a(iii)


                         AMENDMENT NO. 3

                             to the
                AGREEMENT AND DECLARATION OF TRUST
                                of
                     CASH ACCUMULATION TRUST

     We, the undersigned, being a majority of the Trustees of Cash Accumulation Trust (the "Trust"), hereby consent to and adopt the following vote as and for the action of the Trustees of the Trust, pursuant to Article IV, Section 3 of the Trust's Agreement and Declaration of Trust:

VOTED: That the third sentence of Section 1 of Article III of the Trust's Agreement and Declaration of Trust is hereby amended and restated in its entirety as follows:

          "The beneficial interest in each series shall be divided into Shares, with a par value of $0.00001, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another."

     This consent shall be filed with the minutes of the meetings of Trustees, and shall for all purposes be treated as action taken at a meeting.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in New York, New York, as of this 11th day of September, 1984.

 /s/ Donald R. Caldwell                      /s/ Gary Light
----------------------------                 ---------------------------
Donald R. Caldwell                           Gary Light

 /s/ Donald P. Carter                        /s/ John J. Maloney
----------------------------                 ---------------------------
Donald P. Carter                             John J. Maloney

 /s/ Emmet Cashin, Jr.                       /s/ J. Ronald Morgan
----------------------------                 ---------------------------
Emmet Cashin, Jr.                            J. Ronald Morgan

                                             /s/ Robert A. Prindiville
----------------------------                 ---------------------------
Timothy S. Healy, S.J.                       Robert A. Prindiville

 /s/ Joel Segall
----------------------------                 ---------------------------
Joel Segall                                  Newton B. Schott

 /s/ William G. Christensen
----------------------------
William G. Christensen



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                          ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )


     Then personally appeared the above-named Joel Segall, Donald P. Carter, William G. Christensen, Emmet Cashin, Jr., Gary Light, Donald R. Caldwell, John J. Maloney, J. Ronald Morgan and Robert A. Prindiville each of whom acknowledged the foregoing instrument to be his free act and deed, before me,

                                             /s/ Elizabeth A. Mc Lellan
                                             --------------------------
                                                   Notary Public


                                             My Commission expires:


                                             ELIZABETH A. MC LELLAN
                                             Notary Public, State of New York
                                                  No. 31-4606890
                                             Qualified in New York County
                                             Commission Expires March 30, 1986